Exhibit 99.2

AUDITED FINANCIAL STATEMENTS

Contents

Report of Independent Registered Public Accounting Firm

Financial Statements

Balance Sheets as of December 31, 2015 and 2014

Statements of Operations for the years ended December 31, 2015 and 2014

Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2015 and 2014

Statements of Cash Flows for the years ended December 31, 2015 and 2014

Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Madrigal Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Madrigal Pharmaceuticals, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has sustained recurring losses from operations, has not yet generated any revenues, and has a working capital deficiency of approximately $48,913,000 at December 31, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

East Hanover, NJ
April 12, 2016

MADRIGAL PHARMACEUTICALS, INC.

Balance Sheets

	December 31,
	2015	2014
Assets
Current assets
Cash	$306,249	$148,066
Other receivable—related party	7,332	46,155
Prepaid expense	50,000	—
Total current assets	363,581	194,221
Total assets	$363,581	$194,221
Liabilities and Stockholders’ Deficit
Current liabilities
Convertible promissory notes payable—related party	$48,595,166	$—
Advances payable—related party	500,000	—
Accrued interest—related party	9,278	—
Accounts payable	102,293	15,210
Accrued expenses	70,203	55,000
Total current liabilities	49,276,940	70,210
Convertible promissory notes payable—related party	—	42,192,513
Total liabilities	49,276,940	42,262,723
Commitments and contingencies
Stockholders’ deficit
Preferred stock, $0.0001 par value, 30,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value, 35,000,000 shares authorized, 1,105,820 and 1,045,000 shares, respectively, issued and outstanding	111	105
Additional paid-in capital	6,120	6,120
Accumulated deficit	(48,919,590)	(42,074,727)
Total stockholders’ deficit	(48,913,359)	(42,068,502)
Total liabilities and stockholders’ deficit	$363,581	$194,221

The accompanying notes are an integral part of these financial statements

MADRIGAL PHARMACEUTICALS, INC.

Statements of Operations

	Year Ended December 31,
	2015	2014
Operating expenses:
Research and development	$2,427,170	$777,371
General and administrative	805,762	548,321
Loss from operations	(3,232,932)	(1,325,692)
Other income (expenses)
Other income	—	1,704
Interest expense	(3,611,931)	(3,167,952)
	(3,611,931)	(3,166,248)
Net loss	$(6,844,863)	$(4,491,940)

The accompanying notes are an integral part of these financial statements

MADRIGAL PHARMACEUTICALS, INC.

Statements of Changes in Stockholders’ Deficit

	Common Stock				Total
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance at January 1, 2014	1,045,000	$105	$6,120	$(37,582,787)	$(37,576,562)
Net loss	—	—	—	(4,491,940)	(4,491,940)
Balance at December 31, 2014	1,045,000	105	6,120	(42,074,727)	(42,068,502)
Issuance of restricted stock	60,820	6	—	—	6
Net loss	—	—	—	(6,844,863)	(6,844,863)
Balance at December 31, 2015	1,105,820	$111	$6,120	$(48,919,590)	$(48,913,359)

The accompanying notes are an integral part of these financial statements

MADRIGAL PHARMACEUTICALS, INC.

Statements of Cash Flows

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(6,844,863)	$(4,491,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	2,582
PIK interest expense on convertible promissory notes payable—related party	3,602,653	3,167,952
Changes in operating assets and liabilities
Other receivable—related party	38,823	(40,156)
Prepaid expenses	(50,000)	—
Accounts payable	87,083	(49,082)
Accrued expenses	15,203	13,160
Accrued interest—related party	9,278	—
Total adjustments	3,703,040	3,094,456
Net cash used in operations	(3,141,823)	(1,397,484)
Cash flows from financing activities:
Proceeds from convertible notes—related party	2,800,000	1,375,000
Proceeds from advances—related party	500,000	—
Proceeds from the issuance of restricted stock	6	—
Net cash flows provided by financing activities	3,300,006	1,375,000
Net change in cash	158,183	(22,484)
Cash—beginning of year	148,066	170,550
Cash—ending of year	$306,249	$148,066

The accompanying notes are an integral part of these financial statements

MADRIGAL PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2015 and 2014

1. Organization and Nature of Business

Madrigal Pharmaceuticals, Inc. (the “Company”) was incorporated on August 19, 2011 and commenced operations in September 2011. On September 14, 2011, the Company entered into an Assignment and Issuance agreement in which the Company was assigned the rights, title and interest in the tangible and intangible assets owned by Bay City Capital Fund IV, L.P. (“Lender A”) and Bay City Capital Fund IV Co-Investment Fund, L.P (“Lender B”), collectively BCC in exchange for convertible promissory notes including accrued interest in the amount of approximately $23,400,000 (See Note 4). Assets contributed to the company were primarily intangible assets related to several drug development programs of VIA Pharmaceuticals, Inc. (“VIA”), which was an investee company of BCC.

The underlying assets of VIA that were transferred to BCC and subsequently contributed to Company were notionally valued at $3 million. BCC credit bid $3 million for the VIA assets as part of an assignment for the benefit of creditors (“ABC”) process. Due to the common control nature of the transaction and in accordance with GAAP, the assigned assets and liabilities were recorded by the Company at their respective carryover basis which was zero for the tangible and intangible assets and $23.4 million for the assigned debt. In 2012, Madrigal entered into a transaction with Tallikut Pharmaceuticals, Inc. (“Tallikut”) whereby Madrigal sold certain assets to Tallikut in exchange for the assumption of $2 million of convertible promissory notes.

The Company is developing novel, high-quality small-molecule drugs addressing major unmet needs in cardiovascular and metabolic diseases. The lead compound MGL-3196 is Phase-2 ready and is being advanced for indications in dyslipidemia, particularly LDL-cholesterol lowering, and non-alcoholic steatohepatitis, a liver disease that commonly affects people with metabolic diseases such as obesity and diabetes.

The Company is subject to risks common to emerging companies in the drug development and pharmaceutical industry including, but not limited to, uncertainty of product development and commercialization, lack of marketing and sales history, dependence on key personnel, uncertainty of market acceptance of products and product reimbursement, product liability, uncertain protection of proprietary technology, potential inability to raise additional financing necessary for development and commercialization, if applicable, and compliance with the U.S. Food and Drug Administration and other government regulations.

2. Liquidity and Ability to Continue as a Going Concern

The financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. The Company has incurred losses since inception, including approximately $6,845,000 in the year ended December 31, 2015, resulting in an accumulated deficit of approximately $48,913,000 as of December 31, 2015. Management expects to incur losses for the foreseeable future and has a working capital deficit of approximately $48,913,000 at December 31, 2015. The Company has funded itself primarily through the issuance of convertible debt with a maturity date of December 31, 2016.

The Company will be required to obtain additional financing and capital and expects to satisfy its cash needs primarily from the additional issuance of convertible debt in order to sustain operations until it can achieve profitability and positive cash flows, if ever. The Company may also be required to obtain other sources of funding to sustain its current operations and meet its development objectives.

During 2016, the Company commenced negotiations to effect a reverse merger concurrently with a private financing. There can be no assurances, however, that the reverse merger transaction or additional funding, either through the issuance of convertible debt or other sources, will be available on favorable terms, or at all. If adequate funds are not available, the Company may be required to delay, significantly modify or terminate its research and development programs.

All of the above matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The Company bases its estimates on historical experience and various other assumptions that management believes to be reasonable under the circumstances. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash in a bank account, which at times, exceeds Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs are comprised of costs incurred in performing research and development activities, including internal costs, costs for consultants, associated with the Company’s preclinical and clinical programs. In particular, Madrigal has conducted safety studies in animals, optimized and implemented the API manufacturing, and conducted Phase 1 clinical trials, all of which are considered research and development expenditures.

Patents

Costs to secure and defend patents are expensed as incurred and are classified as general and administrative expense in the Company’s statements of operations. Patent expenses were approximately $62,300 and $0 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the Company’s financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax assets to the amount that will more likely than not be realized.

Recent Accounting Pronouncements

In August, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15—Presentation of Financial Statements, Disclosures of Uncertainties about an

Entity’s ability to Continue as a Going Concern. The ASU requires Management to evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued and if Management’s plans will alleviate that doubt. Management will be required to make this evaluation for both annual and interim periods. The accounting guidance is effective beginning in the first quarter of 2016.

In April 2015, the FASB issued an Accounting Standards Update which requires that debt issuance costs be presented in the balance sheet as a direct reduction to the carrying amount of the associated debt liability, consistent with debt discounts. Currently debt issuance costs are recognized as an asset. The ASU is effective for the Company in the first quarter of 2016 and is required to be applied retrospectively. Early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position, and cash flows.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which amends the guidance requiring companies to separate deferred income tax liabilities and assets into current and non-current amounts in a classified statement of financial position. This accounting guidance simplifies the presentation of deferred income taxes, such that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. This determination is still required to be performed at a jurisdiction-by-jurisdiction basis. The accounting guidance is effective beginning in the first quarter of 2017.

4. Convertible Promissory Notes—Related Party

A)

September 14, 2011 Notes

On September 14, 2011, the Company was assigned (See Note 1) convertible promissory notes (“the September 14, 2011 Notes”) pursuant to an Assignment and Issuance Agreement, with Lender A and Lender B or collectively the “Lender(s)”. Lender A and Lender B are stockholders of the Company. Interest on the outstanding principal accrues and compounds monthly at 8% per annum. Accrued and unpaid interest shall either be paid upon repayment or converted with the outstanding principal amount. The notes are collateralized by all assets of the Company. The initial maturity date was the earliest of December 31, 2012 or an event of default as defined in the agreement. The September 14, 2011 Notes have been amended on various dates with each amendment extending the maturity date. The current maturity date is December 31, 2016. The September 14, 2011 Notes can be converted as follows:

(a)

Optional Conversion—Third Party Financing. At any time following the closing of a preferred equity financing by the Company led by an outside investor (“Third Party”), all outstanding principal and interest (“Accreted Value”) may, at the option of the Lenders, be converted into equity securities of the Company, having the same rights, preferences and privileges as the securities issued in the Third Party financing (“Third Party Led Securities”). The numbers of shares of Third Party Led Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) eighty percent (80%) of the per share purchase price of the Third Party Led Securities.

(b)

Optional Conversion—Series A Preferred Stock. At any time, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock. The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) The original issue prices of the Series A Preferred Stock.

(c)

Optional Conversion—Common Stock. At any time, Lenders may convert all or any portion of the Accreted Value of the Note into common shares of the Company with the number of common shares issuable upon such conversion to equal the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 14.29759. Any Third Party Led Securities and Series A Preferred Stock issued to the Lenders shall be convertible at any time at the option of Lenders into common stock of the Company.

(d)

Mandatory Conversion. If the principal and interest of the convertible note has not been repaid in full by the maturity date, the Accreted Value shall automatically convert into common stock of the Company. The conversion price shall be a price per share equal to the per share value of the Company’s common stock at the time of conversion.

ASC 815 requires that a conversion feature should be accounted for as a derivative when specific criteria are met. The Company has determined that the conversion features do not meet the criteria for derivative accounting as the underlying stock cannot be readily converted into cash due to the lack of an active market. This assessment will be made on an ongoing basis throughout the contracts life.

B)

September 16, 2011 Notes

On September 16, 2011, the Company entered into a Note Purchase Agreement with Lender A and Lender B in which the Company agrees to sell and issue to the Lenders secured convertible promissory notes (“the September 16, 2011 Notes”). Interest on the outstanding principal accrues and compounds monthly at 8% per annum. Accrued and unpaid interest shall either be paid upon repayment or converted with the outstanding principal amount. The notes are collateralized by all assets of the Company. The initial maturity date was the earliest of October 31, 2012 or an event of default as defined in the agreement. The September 16, 2011 notes have been amended on various

4. Convertible Promissory Notes—Related Party (Continued)

dates with each amendment extending the maturity date. The current maturity date is December 31, 2016. The September 16, 2011 notes can by converted as follows:

(a)

Optional Conversion—Third Party Financing. At any time following the closing of a preferred equity financing by the Company led by Third Party, all Accreted Value may, at the option of the Lenders, be converted into equity securities of the Company, having the same rights, preferences and privileges as the securities issued in the Third Party financing. The numbers of shares of Third Party Led Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) eighty percent (80%) of the per share purchase price of the Third Party Led Securities.

In addition, the Company shall issue to each Lender, upon conversion of such Lender’s note, a warrant to purchase from the Company up to the number of fully paid and nonassessable shares of Third Party Led Securities sold in such Third Party Financing that equals the quotient obtained by dividing (a) ten percent (10%) of the original principal amount of the notes issued to such Lenders pursuant to the Note Purchase Agreement by (b) the per share purchase price of the Third Party Led Securities. The Company has not issued any warrants to date or during the years ended December 31, 2015 and 2014.

(b)

Optional Conversion—Series A Preferred Stock. At any time, all Accreted Value may, at the option of the Lenders, be converted into shares of the Company’s Series A Preferred Stock. The number of shares of Series A Preferred Stock to be issued upon such conversion shall be equal to the Quotient obtained by dividing (a) the Accreted Value on the date of conversion by (b) 14.29759.

ASC 815 requires that a conversion feature should be accounted for as a derivative when specific criteria are met. The Company has determined that the conversion features do not meet the criteria for derivative accounting as the underlying stock cannot be readily converted into cash due to the lack of an active market. This assessment will be made on an ongoing basis throughout the contracts life.

The original issue amount, outstanding principal and interest balance (Accreted Value) by the Lenders are as follows:

		Original Issue Amount	Balance at 12/31/2015	Balance at 12/31/2014
September 14, 2011 Notes	Lender A	$22,892,829	$32,258,925	$29,786,654
September 14, 2011 Notes	Lender B	493,451	695,336	642,047
September 16, 2011 Note Purchase Agreement	Lender A	12,480,975	15,310,882	11,515,596
September 16, 2011 Note Purchase Agreement	Lender B	268,935	330,023	248,216
		$36,136,190	$48,595,166	$42,192,513

5. Advances Payable—Related Party

On June 29, 2015 and July 30, 2015 a related party agreed to advance the Company $250,000 and $250,000 to be used for working capital requirements. The advances accrue interest at a rate of four percent (4%) per annum compounded annually. Accrued and unpaid interest shall be paid upon repayment of the advance. The advances consisted of the following:

	Balance at 12/31/2015	Accrued Interest at 12/31/15
7/30/2015	$250,000	$4,222
6/29/2015	250,000	5,056
	$500,000	$9,278

6. Stockholders’ Equity

The Company’s Certificate of Incorporation as amended on September 1, 2011 authorizes the Company to issue 35,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 30,000,000 shares of Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”). Holders of Preferred Stock accrue dividends at 8% per annum. Preferred Stock has certain rights, preferences and privileges to include preferential payment in liquidation, voting and conversion. In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock, would be paid an amount per share equal to 14.29759 times the original issue price, plus accruing dividends prior to payment to common stock holders. Each share of Series A Preferred Stock is entitled to cast the number of votes equal to the whole shares of Common Stock into which the shares of Series A Preferred Stock held are convertible. At December 31, 2015 and December 31, 2014, the Company had not issued any shares of Preferred Stock.

Issued and outstanding Common Stock is held solely by Lender A, Lender B and the Company’s Acting Chief Executive Officer. Shares of common stock may not be sold, assigned, transferred, encumbered or disposed of without written agreement between the Company and the stockholder.

7. Income Taxes

At December 31, 2015, the Company had federal net operating loss (“NOL”) carryforwards of approximately $19,176,000 and state operating loss carryforwards of approximately $12,197,000, available to reduce future taxable income, which expire between 2031 and 2035. The Company has unused federal research and development carryforwards of approximately $456,000. These will begin to expire in 2032.

The Internal Revenue Code (“IRC”) limits the amounts of NOL carryforwards that a Company may use in any one year in the event of certain cumulative changes in ownership over a three-year period as described in Section 382 of the IRC. Such change in ownership could limit the Company’s utilization of the NOL, and could be triggered by subsequent sales of securities by the Company or stockholders. The deferred tax asset related to the NOL reflected on the financial statements could be affected by this limitation. We have not performed a detailed analysis to determine whether an ownership change has occurred.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. As there is no assurance of future taxable income, a full valuation allowance has been established to offset the deferred tax assets. The valuation allowance increased $1,986,500 and increased $862,600 for the years ended December 31, 2015 and 2014, respectively. Changes in the deferred tax asset will be recorded as an income tax benefit or expense on the accompanying statements of operations.

Entities are also required to evaluate, measure, recognize and disclose any uncertain income tax provisions taken on their income tax returns. The Company has analyzed its tax positions and has concluded that as of December 31, 2015 there were no uncertain positions. The 2011 through 2015 tax returns are open to review by the IRS and state taxing authorities. Interest and penalties, if any, as they relate to income taxes assessed, are included in the income tax provision. There was no income tax related interest and penalties included in the income tax provision for 2015.

Temporary differences that give rise to deferred tax assets and liabilities are as follows:

	12/31/2015	12/31/2014
Current
Charitable Contributions	609
Stock Compensation	228	228
Other Accruals	—	22,326
Valuation Allowance	(837)	(22,554)
	—	—
Long-Term
Intangibles	930,647	1,017,456
Property, Plant & Equipment	322	904
Net Operating Losses	7,324,215	5,310,210
R&D Credit	456,496	374,855
Valuation Allowance	(8,711,680)	(6,703,425)
	—	—

Differences between the effective income tax rate and the US statutory rate were as follows:

	2015	2014
Federal statutory rate	34.0%	34.0%
Non-deductible interest expenses	–10.9%	–15.4%
Deferred state income tax expense	4.5%	–0.3%
Change in valuation allowance	–28.8%	–19.2%
Research and development credit	1.2%	0.9%
Effective Tax Rate	0.0%	0.0%

8. Related Party Transactions

Related party financing

Lender A and B have provided financing to the Company since its inception. For the years ended December 31, 2015 and December 31, 2014 the Lenders have provided in convertible promissory note financing $2,800,000 and $1,375,000, respectively. For the years ended December 31, 2015 and December 31, 2014, the Company has incurred approximately $3,603,000 and $3,168,000, respectively in interest expense to the Lenders on outstanding convertible promissory notes payable. At December 31, 2015 and December 31, 2014, the Company has approximately $48,595,000 and $42,193,000, respectively of convertible promissory notes payable to the Lenders as more fully described in Note 4.

Travel and legal expenses

The Company has reimbursed Lender A for certain travel expenses in the amounts of approximately $31,000 and $13,500 for the years ended December 31, 2015 and December 31, 2014, respectively. The Company reimbursed Lender A $41,300 in the year ending December 31, 2015, for certain legal expenses paid on behalf of the Company for corporate legal matters.

Consulting agreement

The Company has a consulting agreement with its Chief Executive Officer (“CEO”), who is also a stockholder of the Company. The consulting agreement automatically renews monthly until it is terminated. The consulting agreement can be terminated upon fifteen (15) day notice by the Company or the CEO. The consulting agreement is in lieu of employment. For the year ended December 31, 2015 and 2014, the Consultant was paid $165,000 in each year.

9. Commitment and contingencies

The Company has a Research, Development and Commercialization Agreement with Hoffmann-La Roche (“Roche”) which grants to the Company a sole and exclusive license to develop, use, sell, offer for sale and import any Licensed Product as defined by the agreement.

The Company entered Phase 1 clinical trials in 2011 and paid the related milestone payment to Roche on October 12, 2011. The agreement requires future milestone payments to Roche, the remainder of which total $10.8 million and are earned by the commencement of Phase 2 and Phase 3 clinical trials as well as future regulatory approval in the United States and Europe of a product developed from MGL-3196. A single-digit royalty payment range is based on net sales of products developed from MGL-3196, subject to certain reductions. The Company has not achieved any additional product development or regulatory milestones to date and has no Licensed Product sales for the years ending December 31, 2015 and 2014.

The Company has a Change in Control Bonus Plan (“Bonus Plan”) in which certain key service providers of the Company, will be awarded bonuses in the event there is a change in control, as defined. The purpose of the Bonus Plan is to compensate for past services, and secure to a limited extent, continued services of certain key service providers of the Company. In accordance with the Bonus Plan, up to 10% of the net proceeds will be paid to eligible participants based upon their participation agreement which will be funded out of the consideration actually provided to the Company and or the Stockholders of the Company in connection with a change of control transaction and will be the same form of consideration actually transferred.

10. Subsequent Events

On March 1, 2016, the Company entered into a Note Purchase Agreement with Lender A and Lender B in which the Company agrees to sell and issue to the Lenders secured convertible promissory notes (“the March 1, 2016 Notes”). Interest on the outstanding principal accrues and compounds monthly at 8% per annum. Accrued and unpaid interest shall either be paid upon repayment or converted with the outstanding principal amount. The Notes have a maturity date of December 31, 2016. The notes can be converted as defined in the March 1, 2016 Note Purchase Agreement. On March 1, 2016, the Company issued notes to Lender A in the amount of $734,175 and to Lender B in the amount of $15,825.